UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

DELMAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12707 High Bluff Dr., Suite 200

San Diego, CA 92130

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (858) 350-4364

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DMPI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 25, 2020, DelMar Pharmaceuticals, Inc. (the “Company”) received written notice from the Listing Qualifications Department of The Nasdaq Capital Market LLC (“Nasdaq”) confirming the Company’s eligibility for continued listing of its common stock on Nasdaq pursuant to an extension through September 21, 2020, subject to the condition that the Company shall have demonstrated a closing bid price of $1.00 per share, or more, for a minimum of ten consecutive business days by September 21, 2020. In order to meet such compliance of the $1.00 per share bid price, we may need to consummate a reverse stock split in order to achieve such stock price.

There can be no assurance that the Company will be able to regain compliance and if we are unable to regain compliance with the minimum closing bid price requirement by September 21, 2020, or if we fail to meet any of the other continued listing requirements, our securities may be delisted from Nasdaq, which could reduce the liquidity of our common stock materially and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and business development opportunities. Such a delisting likely would impair your ability to sell or purchase our common stock when you wish to do so. Further, if we were to be delisted from Nasdaq, our common stock may no longer be recognized as a “covered security” and we would be subject to regulation in each state in which we offer our securities. Thus, delisting from Nasdaq could adversely affect our ability to raise additional financing through the public, or private sale of equity securities, would significantly impact the ability of investors to trade our securities, and would negatively impact the value and liquidity of our common stock.

On March 26, 2020, the Company issued a press release announcing that the Company’s request for continued listing had been granted. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of DelMar Pharmaceuticals, Inc. issued March 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Date: March 26, 2020	By:	/s/ Scott Praill
Name: Scott Praill Title: Chief Financial Officer